UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2008

EDCI HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-34015	26-2694280
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 8th Avenue, 23rd Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 333-8400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2008, a) Mr. Copland’s employment with Entertainment Distribution Company, Inc., the wholly owned subsidiary of the Registrant, (the “Company”) was terminated effective immediately following a September 19, 2008 meeting of the Company’s Board of Directors, such meeting scheduled September 18, 2008 with the explicit purpose of determining whether to terminate Mr. Copland based on his performance; and b) Mr. Copland submitted a letter indicating his resignation from the Company.

As a result of the foregoing, the Board of Directors of the Registrant has appointed Clarke H. Bailey, the Registrant’s non-Executive Chairman of the Board, as Interim Chief Executive Officer. Other than as described herein, there have been no changes to the terms of Mr. Bailey’s employment or to Mr. Bailey’s biography included in the proxy statement/prospectus filed with the Securities and Exchange Commission on June 23, 2008.  There are no transactions in which Mr. Bailey has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In addition, the Board of Directors of the Registrant has appointed Michael Klinger as Chief Financial Officer. Mr. Klinger, age 49, has been the Vice President, Finance of the Company since 2005. From 1989 to 2005, Mr. Klinger was employed with Polygram Records and Universal Music Group as Director of Business Operations. Other than as described herein, there have been no changes to the terms of Mr. Klinger’s employment with the Company. There are no transactions in which Mr. Klinger has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Company press release dated September 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDCI HOLDINGS, INC.

Date: September 19, 2008	By:	/s/ Clarke H. Bailey

Clarke H. Bailey Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Company press release dated September 19, 2008.